AMENDMENT NO. 2 TO THE
REGISTRATION RIGHTS AGREEMENT

THIS AMENDMENT NO. 2 TO THE REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of June 19, 2008 is entered into by and among Sunway Global, Inc., f/k/a National Realty and Mortgage, Inc., a Nevada corporation (the "**Company**"), and the persons identified as "Majority Holders" on the signature pages hereto (the "**Majority Holders**", and together with the Company, the "**Parties**"). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Registration Rights Agreement (as defined below).

WHEREAS, pursuant to the Series B Convertible Preferred Stock Purchase Agreement, dated June 5, 2007 (the "**Purchase Agreement**"), among the Company and the purchasers listed on Exhibit A annexed thereto (the "**Purchasers**"), the Purchasers purchased from the Company shares of the Company's Series B Convertible Preferred Stock (the "**Series B Preferred**") and Warrants to purchase shares of Common Stock, such transaction having closed on June 6, 2007 (the "**Closing Date**").

WHEREAS, pursuant to the Registration Rights Agreement dated June 5, 2007, among the Company and the Purchasers (the **"Registration Rights Agreement**"), the Company agreed to prepare and file with the Commission a "resale" Registration Statement providing for the resale of all shares issuable upon conversion of the Series B Preferred (the "**Conversion Shares**"). The Company agreed to file such Registration Statement by the thirtieth day following the Closing Date (the "**Original Filing Date"**). The Company further agreed to not permit any securities other than the Conversion Shares to be included on the Registration Statement and to maintain the effectiveness of such Registration Statement until (i) the date when all Conversion Shares covered by such Registration Statement have been sold or (ii) the date on which the Conversion Shares may be sold without any restriction pursuant to Rule 144(k).

WHEREAS, the Company did not file a Registration Statement with the Commission by the Original Filing Date, causing liquidated damages to accrue under Section 7(e)(A) (the "**Original Filing Damages**").

WHEREAS, the Parties entered into an Amendment to the Registration Rights Agreement as of July 24, 2007 (the "**Amendment No. 1"**) which extended the Filing Date to August 23, 2007, but did not waive the Original Filing Damages.

WHEREAS, the Company filed a Registration Statement on August 23, 2007, which Registration Statement was not declared effective by the Commission before its Effectiveness Date, causing liquidated damages to accrue under Section 7(e)(B) (the "**Effectiveness Damages**" and together with the Original Filing Damages, the "**Accrued Damages**").

WHEREAS, pursuant to Section 7(f) of the Registration Rights Agreement, the Parties currently desire to amend certain provisions of the Registration Rights Agreement to provide for (i) the registration of securities held by the Purchasers other than the Conversion Shares, (ii) an extension of the Effectiveness Date to August 31, 2008, and (iii) to waive the Accrued Damages if certain other conditions are met.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. The following definition is added to Section 1:

   J Shares" means the shares of Common Stock issuable upon exercise of the Series J Warrants

2. As of the date here of, the following definition is amended and replaced in its entirety with the following:

   "**Effectiveness Date**" means with respect to the J Registration Statement, August 31, 2008 and with respect to all other Registration Statements, the earlier of (A) the one hundred twentieth (120th) day following any Additional Filing Dates, or (B) in the event the Registration Statement receives a "full review" by the Commission, the one hundred fiftieth (150th) day following any Additional Filing Dates, as applicable, which shall be extended for an additional thirty (30) days in the event the Commission provides comments solely on the issues related to Rule 415, or (C) the date which is within three (3) Business Days after the date on which the Commission informs the Company the (i) the Commission will not review a Registration Statement or (ii) the Company may request the acceleration of the effectiveness of a Registration Statement and the Company makes such request; provided, that, if the Effectiveness Date falls on a Saturday, Sunday or any other day which shall be a legal holiday or a day on which the Commission is authorized or required by law or other government actions to close, the Effectiveness Dates shall be the following Business Day.

3. As of the date hereof, Section 2 of the Registration Rights Agreement, as amended, is hereby amended and replaced in its entirety with the following:

   (a) As promptly as possible, the Company shall prepare and file with the Commission a "resale" Registration Statement providing for the resale of all J Shares (the **"J Registration Statement"**) for an offering to be made on a continuous basis pursuant to Rule 415. Such Registration Statement shall be on Form S-1 (except if the Company is not then eligible to register for resale the J Shares on Form S-1, in which case such registration shall be on another appropriate form in accordance herewith and the Securities Act and the rules promulgated thereunder). Such Registration Statement shall cover to the extent allowable under the Securities Act and the rules promulgated thereunder (including Rules 415 and 416), such indeterminate number of additional shares of Common Stock resulting from stock splits, stock dividends or similar transactions with respect to the J Shares. The Company shall (i) not permit any securities other than the J Shares to be included in such Registration Statement and (ii) use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the Effectiveness Date, and to keep such Registration Statement continuously effective under the Securities Act until such date as is the earlier of (x) the date when all J Shares covered by such Registration Statement have been sold or (y) the date on which the J Shares may be sold without any restriction pursuant to Rule 144 as

determined by the counsel to the Company pursuant to a written opinion letter, addressed to the Company's transfer agent to such effect (the "Effectiveness Period"). The Company shall request that the effective time of any such Registration Statement is 5:00 p.m. Eastern Time on the effective date.

(b) In the event that the Company is unable to register for resale under Rule 415 of Regulation C under the Securities Act all of the J Shares on the Registration Statement that it has agreed to file pursuant to the first sentence of this Section 2(a) due to limits imposed by the Commission's interpretation of Rule 415 of Regulation C under the Securities Act, the Company will file a Registration Statement under the Securities Act with the Commission covering the resale by the Purchasers of such lesser amount of the as the Company is able to register pursuant to the Commission's interpretation of Rule 415 of Regulation C under the Securities Act and use its reasonable best efforts to have such Registration Statement become effective as promptly as possible, and, when permitted to do so by the Commission, to file subsequent registration statement(s) under the Securities Act with the Commission covering the resale of any J Shares that were omitted from previous registration statement(s) and use its reasonable best efforts to have such registration declared effective as promptly as possible. In furtherance of the Company's obligations set forth in the preceding sentence, the parties hereby agree that in the event that any Holder shall deliver to the Company a written notice at any time after the later of (x) the date which is six months after the Effectiveness Date of the latest Registration Statement that was filed pursuant to Section 2(a) or 2(b) hereof, as applicable, or (y) the date on which all J Shares registered on the all of the prior Registration Statements filed pursuant to Section 2(a) and 2(b) hereof are sold, that the Company shall file, within 30 days following the date of receipt of such written notice, an additional Registration Statement registering any J Shares that were omitted from the initial Registration Statement.

4. As of the date hereof, the first sentence of Section 2A is amended and replaced in its entirety with the following:

a. At any time following the date on which all J Shares have been registered for resale pursuant to Section 2 hereof (the "Permitted Request Date"), (i) Holder or Holders owning 25% or more in interest of the Registrable Securities (other than the J Shares) (the "Initiating Holders") may request that the Company file a Registration Statement providing for the resale of all Registrable Securities then held by the Initiating Holders by giving written notice (a "Demand Notice") of such demand to the Company.

5. As of the date hereof, the following language shall be inserted as a second paragraph in Section 7(e):

The Company covenants and agrees that at any time during the period commencing on the date hereof and ending at such time that all of the Conversion Shares can be sold without the requirement that adequate public information with respect to the Company be available as set forth in Rule 144(c)(1) and otherwise without restriction or

limitation pursuant to Rule 144, if the Company shall fail for any reason to satisfy the current public information requirement under Rule 144(c)(1) and such failure exceeds the extension period afforded to the Company under Rule 12b-25 of the Exchange Act to file a report that is not filed within the time period prescribed for such report, provided the Company timely files a Form 12b-25 with the Commission (any such failure being referred to as a "**Public Information Failure**" and the Business Day immediately following the extension period afforded by Rule 12b-25 being referred to as the "**Public Information Failure Date**"), then, as partial relief for the damages to the Holder by reason of any such delay in or reduction of its ability to sell the Conversion Shares (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to two percent (2.0%) of the aggregate purchase price paid by such holder under the Purchase Agreement for any Securities then held by such holder on the Public Information Failure Date and on every thirtieth day (pro rated for periods totaling less than thirty days) thereafter until the earlier of (y) the date such Public Information Failure is cured and (z) such date that the public information requirement set forth in Rule 144(c)(1) is no longer required pursuant to Rule 144 provided, however, that in no event shall the amount of liquidated damages exceed an aggregate of ten percent (10%) of the amount of the Holder's initial investment in the Series B Preferred. The foregoing payments to which a holder shall be entitled are referred to herein as "**Public Information Failure Payments**." Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured.

6. Subject to the terms and conditions herein, the Company hereby agrees to (a) hire an English speaking Secretary to the Company's Board of Directors, acceptable to the Majority Holders, no later than June 30, 2008; and (b) hire an English speaking Vice-President of Investor Relations or engage the services of an Investor Relations firm (in each case acceptable to the Majority Holders) no later than August 31, 2008 (clause (a) and (b) of this Section 6 collectively the "**English Speaker Requirements**"). In connection therewith, the Majority Holders agree to waive any and all Accrued Damages if the Company (x) fulfills the obligations of the English Speaker Requirements within their respective time periods and (y) has filed the J Registration Statement to register the J Shares before the applicable Effectiveness Date.

7. Except as expressly set forth above, all of the terms and conditions of the Transaction Documents (as defined in the Purchase Agreement) shall continue in full force and effect after the execution of this Amendment No. 2 to the Registration Rights Agreement and shall not be in any way changed, modified or superseded by the terms set forth herein.

8. This agreement may be executed in two or more counterparts and by facsimile signature or otherwise, and each of such counterparts shall be deemed an original and all of such counterparts together shall constitute one and the same agreement.

IN WITNESS WHEREOF, this Amendment No. 2 to the Registration Rights Agreement is executed as of the date first set forth above.

SUNWAY GLOBAL, INC.

By: ______________________
Name:
Title:

[signature page(s) of Majority Holders to follow]

COUNTERPART SIGNATURE PAGE
OF MAJORITY HOLDER TO
AMENDMENT NO. 2 TO THE REGISTRATION RIGHTS AGREEMENT,
AMONG SUNWAY GLOBAL, INC. AND
THE MAJORITY HOLDERS

Majority Holder: Vision Opportunity Master Fund Ltd.

By: [signature]

Name: Adam Benowitz

Title: Director